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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------
                                    FORM 8-K
                         -----------------------------


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 31, 2006
                Date of report (Date of earliest event reported)




                             ATLANTIC REALTY TRUST
             (Exact name of registrant as specified in its charter)


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
                  Maryland                                     0-27562                                13-3849655
                  --------                                     -------                                ----------
(State or other jurisdiction of incorporation)         (Commission File Number)         (I.R.S. Employer Identification Number)
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                      747 THIRD AVENUE, NEW YORK, NY 10017
                   -----------------------------------------
              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code 212-702-8561




          Former name or former address, if changed since last report)


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ITEM 8.01  MATERIAL DEFINITIVE AGREEMENT

         Atlantic Realty Trust announced yesterday March 31, 2006 that its shareholders have voted to approve the Agreement and Plan of Merger dated as of December 1, 2005 entered into by the Trust, Kimco Realty Corporation and SI 1339, Inc., a wholly-owned subsidiary of Kimco Realty Corporation and the transactions contemplated thereby. The parties have fixed March 31, 2006 as the closing date for the transactions contemplated by the Agreement and Plan of Merger. If the consummation of the merger occurs on March 31, 2006, each share of beneficial interest in Atlantic Realty Trust will be entitled to receive approximately 0.5680 shares of Kimco common stock. As a result of the completion of the merger, Atlantic Realty Trust shares will no longer be listed on the Nasdaq National Market.

         Atlantic Realty Trust issued a press release announcing the approval. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

(d)      Exhibits

         The following are filed as Exhibits to this Report.

         99.1 Press Release dated March 30, 2006.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: March 31, 2006

                                         ATLANTIC REALTY TRUST


                                         By:    __/s/ Edwin Frankel_____________
                                                Name: Edwin Frankel
                                                Title: Chief Financial Officer
                                                       Executive Vice President


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                                  EXHIBIT LIST

                  99.1     Press Release dated March 31 2006.